EXHIBIT 99.1

[Magellan Health Services, Inc. logo]                              NEWS RELEASE


For Immediate Release
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                                              Investor Contact:  Melissa Rose
                                                                 877-645-6464

                                              Media Contact:     Erin Somers
                                                                 410-953-2405

                  MAGELLAN HEALTH SERVICES ANNOUNCES PERMISSION
                         FOR TWO-MEMBER AUDIT COMMITTEE
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AVON, Conn. - November 11, 2005 - Magellan Health Services, Inc. (Nasdaq:MGLN)
today announced that it has received notice from the Nasdaq Stock Market that, although it does not currently comply with the requirement of Nasdaq Marketplace Rule 4350(d)(2) mandating an audit committee of at least three members, it can rely on the temporary grace period of the rules allowing a two-member audit committee. Magellan's Audit Committee currently has two members, a result of the recently announced resignation of Robert Haft as a director and member of the committee. The rules permit, in the event of a vacancy, a two-member committee for a temporary period. The Company expects to fill the vacancy on its Audit Committee in the near future.

About Magellan: Headquartered in Avon, Conn., Magellan Health Services, Inc. (Nasdaq:MGLN) is the country's leading behavioral health disease management organization. Its customers include health plans, corporations and government agencies.

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